EXHIBIT 5
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                                      April 23, 2010



   Securities and Exchange Commission
   Judiciary Plaza
   450 Fifth Street, N.W.
   Washington, DC 20549

        RE: FRANKLIN ELECTRIC CO., INC., - REGISTRATION STATEMENT ON FORM S-8 COVERING THE REGISTRATION OF 75,000 SHARES OF COMMON STOCK
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   Ladies and Gentlemen:

        We have acted as counsel to Franklin Electric Co., Inc., an Indiana corporation (the "Company"), in connection with the Company's filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the registration of 75,000 shares of the Company's common stock, $0.10 par value per share (the "Stock"), issuable pursuant to the Franklin Electric Co., Inc. Nonemployee Directors' Deferred Compensation Plan (the "Plan").

        In that connection, we have examined such documents and have made such factual and legal investigations as we have deemed necessary or appropriate for the purpose of this opinion.Based upon the foregoing, it is our opinion that those shares of Stock covered by the Registration Statement that are issued in accordance with the terms of the Plan will be legally issued, fully paid and non-assessable.

        The foregoing opinion is limited to the Indiana Business Corporation Law, which includes those statutory provisions and the reported judicial decisions interpreting such laws, and we express no opinions with respect to the laws of any other jurisdiction. The opinion expressed in this opinion letter is as of the date of this opinion letter only and as to laws covered hereby only as they are in effect on that date, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may come to our attention after that date or any changes in law that may occur or become effective after that date.

        We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                      Very truly yours,

                                      SCHIFF HARDIN LLP


                                      By: /s/ Lauralyn G. Bengel
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                                          Lauralyn G. Bengel